                                                                 EXHIBIT H






                        I/T STAFFING REVENUES ESCROW AGREEMENT

                                     by and among

                          COMPAGNIE GENERALE d'INFORMATIQUE,

                                JOSEPH R. FERRANDINO,

                                 THOMAS K. SHERIDAN,

                          ALTERNATIVE RESOURCES CORPORATION

                                         AND

                            HARRIS TRUST AND SAVINGS BANK

                                        DATED

                                   November 7, 1997

                                  TABLE OF CONTENTS

                                                                       Page
                                                                       ----
                                      ARTICLE I

                                       ESCROW

    1.1. Creation of Escrow. . . . . . . . . . . . . . . . . . . . . . . 2
    1.2. Buyer's Deposits. . . . . . . . . . . . . . . . . . . . . . . . 2
    1.3. Acceptance of Escrow Deposit. . . . . . . . . . . . . . . . . . 2
    1.4. Interest on Escrow Deposits . . . . . . . . . . . . . . . . . . 2

                                     ARTICLE II

                                    DISBURSEMENTS

    2.1. Disbursement Certificates and Withdrawal Notices. . . . . . . . 3
    2.2. Time of Disbursements . . . . . . . . . . . . . . . . . . . . . 5
    2.3. Procedure for Disbursements to Buyer. . . . . . . . . . . . . . 5
    2.4. Final Disbursement to Buyer . . . . . . . . . . . . . . . . . . 5

                                    ARTICLE III

                                TERMINATION OF ESCROW


                                     ARTICLE IV

                                     SETTLEMENT


                                     ARTICLE V

                               ESCROW AGENT'S DUTIES

    5.1. Standard of Care. . . . . . . . . . . . . . . . . . . . . . . . 6
    5.2. Limitation of Liability . . . . . . . . . . . . . . . . . . . . 6
    5.3. Counsel to Escrow Agent . . . . . . . . . . . . . . . . . . . . 7
    5.4. Reliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    5.5. Receipt of Notices. . . . . . . . . . . . . . . . . . . . . . . 7

                                    ARTICLE VI

                              SUCCESSOR ESCROW AGENT


                                    ARTICLE VII

                                     EXPENSES

    7.1. Ordinary Expenses and Charges . . . . . . . . . . . . . . . . . . 8
    7.2. Escrow Agent's Attorneys Fees . . . . . . . . . . . . . . . . . . 8
    7.3. Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . 8
    7.4. Contribution. . . . . . . . . . . . . . . . . . . . . . . . . . . 8

                                   ARTICLE VIII

                               INVESTMENT OF DEPOSITS

    8.1. Segregation of Deposits . . . . . . . . . . . . . . . . . . . . . 9
    8.2. Investment of Funds . . . . . . . . . . . . . . . . . . . . . . . 9
    8.3. Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

                                     ARTICLE IX

                                      NOTICES

    9.1. Method of Notice. . . . . . . . . . . . . . . . . . . . . . . . . 9
    9.2. Place for Delivery of Notices . . . . . . . . . . . . . . . . . . 10
    9.3. Change of Address . . . . . . . . . . . . . . . . . . . . . . . . 12

                                      ARTICLE X

                                    MISCELLANEOUS

    10.1.     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . 12
    10.2.     Parties in Interest. . . . . . . . . . . . . . . . . . . . . 12
    10.3.     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 12
    10.4.     Applicable Law . . . . . . . . . . . . . . . . . . . . . . . 12
    10.5.     Amendment and Waiver . . . . . . . . . . . . . . . . . . . . 13
    10.6.     Severability . . . . . . . . . . . . . . . . . . . . . . . . 13
    10.7.     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    10.8.     Currency . . . . . . . . . . . . . . . . . . . . . . . . . . 13

                                       EXHIBITS

Exhibit 1     Form of Joint Disbursement Certificate



                                        ANNEX

              Annex I  Schedule of Fees
              Annex II Permitted Investments

                        I/T STAFFING REVENUE ESCROW AGREEMENT

THIS ESCROW AGREEMENT is made this 7th day of November 1997, by and among ALTERNATIVE RESOURCES CORPORATION, a Delaware corporation ("Buyer"), COMPAGNIE GENERALE d'INFORMATIQUE ("CGI"), JOSEPH R. FERRANDINO ("Ferrandino"), THOMAS K. SHERIDAN ("Sheridan") (CGI, Ferrandino and Sheridan hereinafter collectively referred to as the "Sellers"), and HARRIS TRUST AND SAVINGS BANK (the "Escrow Agent"). Capitalized terms used in this Escrow Agreement shall unless otherwise defined herein have the meanings ascribed to them in the Purchase and Sale Agreement referenced below.

WHEREAS, pursuant to a Stock Purchase and Sale Agreement dated as of October 6, 1997 (the "Purchase and Sale Agreement") among CGI, International Business Machines Corporation ("IBM"), Ferrandino, Sheridan and Buyer, Buyer has agreed to purchase from CGI all outstanding shares of CGI Corporation, a Delaware corporation, and from Ferrandino and Sheridan the Shares of CGI Systems, Inc. owned by them (the "Shares"), and the Sellers have agreed to sell their Shares to Buyer, subject to the terms and conditions of the Purchase and Sale Agreement;

WHEREAS, the Purchase and Sale Agreement contemplates that at the Closing on November 7, 1997, Buyer shall deposit a portion of the Purchase Price otherwise payable to Sellers into an escrow account from which Buyer may draw in the event that Buyer, or its Affiliates, including CGI Systems, Inc., does not achieve certain annual revenues under certain contracts described in Section 2.1.1(a)(iv);

WHEREAS, the parties hereto desire to establish the Escrow contemplated by
Section 2.02(d) of the Purchase and Sale Agreement consisting of three accounts, as follows:

    For the account of CGI:  the CGI Deposit consisting of $17,724,488.00

    For the account of Ferrandino: the Ferrandino Deposit consisting of $1,864,414.00

    For the account of Sheridan:  the Sheridan Deposit consisting of
$411,098.00

NOW, THEREFORE, in consideration of the premises and promises contained herein, the parties intending to be legally bound mutually agree as follows:

                                     ARTICLE I
                                      ESCROW

1.1  Creation of Escrow.

Buyer and Sellers hereby establish the Escrow and mutually acknowledge that this is the Escrow Agreement contemplated by Section 2.02(d) of the Purchase and Sale Agreement. The Escrow Agent agrees to act as escrow agent for the benefit of Buyer and Sellers in accordance with the terms of this Escrow Agreement.

1.2  Buyer's Deposits.

Buyer hereby delivers to the Escrow Agent into escrow hereunder, and the Escrow Agent acknowledges and accepts receipt of, funds:

    (a)  for the account of CGI for the amount of the CGI Deposit;

    (b) for the account of Ferrandino in the amount of the Ferrandino Deposit, and

    (c)  for the account of Sheridan in the amount of the Sheridan Deposit.

The CGI Deposit, Ferrandino Deposit and the Sheridan Deposit are collectively referred to as the "Escrow Deposits."

1.3  ACCEPTANCE OF ESCROW DEPOSITS.

The Escrow Agent agrees to hold and disburse the Escrow Deposits, including all accrued and accumulated interest and earnings thereon, in accordance with the terms hereof.

1.4  INTEREST ON ESCROW DEPOSITS.

The Buyer and Sellers hereby agree that the Escrow Deposits shall earn interest at a rate of 6.5% per annum for the benefit of the respective Sellers from the Closing Date through and including the termination of the Escrow and this Escrow Agreement pursuant to Article III below. To the extent that the actual investment yield is insufficient to pay interest at this rate or the Escrow Deposits decline in value due to investment results or otherwise, Buyer agrees to deposit such additional funds into the Escrow as necessary to make the disbursements to Sellers required under Article II of this Agreement. Any excess funds in the Escrow following disbursement to Sellers of all amounts required under Article II shall be the property of, and shall be paid out to, Buyer.

                                  ARTICLE II

                                DISBURSEMENTS

2.1      DISBURSEMENT CERTIFICATES AND WITHDRAWAL NOTICES.

2.1.1. Upon receipt of a Disbursement Certificate pursuant to Section 2.1.2, below, the Escrow Agent shall disburse from or otherwise deliver the Annual Buyer Distribution to Buyer and the Seller's Annual Earn-out Amount to each of the Sellers from the Escrow Deposits, each such disbursement to be calculated pursuant to this Section 2.1.1.

    (a)  For purposes of this Section 2.1.1:

         (i) "ANNUAL AGGREGATE EARN-OUT AMOUNT" shall be calculated by multiplying the Earn-out Ratio (as defined below) for a given calendar year by the "Earn-out Target Payout" for such calendar year from the table in Section 2.1.1(vi), below, plus interest on such amount calculated at the rate of 6.5% per annum to the date of disbursement.

        (ii) "ANNUAL BUYER DISTRIBUTION" shall be calculated by subtracting the Annual Aggregate Earn-out Amount (as defined above) for a given calendar year from the "Earn-out Target Payout" for such calendar year from the table in Section 2.1.1(vi), below, plus interest, to the extent the investment yield on the Escrow Deposit has been sufficient to permit such payment of interest without reducing the remaining potential Earn-out Target Payout amount, on such amount calculated at the rate of 6.5% per annum to the date of disbursement.

       (iii) "EARN-OUT RATIO" shall be calculated by dividing the [...*...], below; provided, however, that the parties hereby agree that if the Earn-out Ratio for any calendar year is greater than or equal to 1.00, then the Earn-out Ratio shall equal 1.00; and provided further, however, that if the Earn-out Ratio for any calendar year is less than the "Earn-out Floor Percentage" for such calendar year from the table in Section 2.1.1(vi), below, then the Earn-out Ratio shall equal zero.

        (iv)  [...*...]

----------------------
* CONFIDENTIAL TREATMENT REQUESTED

              [...*...]

         (v) "SELLER'S ANNUAL EARN-OUT AMOUNT" shall be calculated by multiplying the Annual Aggregate Earn-out Amount for a given calendar year by each Seller's Pro Rata Portion.

        (vi)  TABLE 2.1.1.

           Year                  1998           1999               2000
           ----                  ----           ----               ----
[...*...]
[...*...]
[...*...]

(b) On or before January 15 of each of calendar years 1999, 2000 and 2001, Buyer shall deliver to IBM Buyer's calculation of the [...*...] for the previous calendar year. On or before January 31 of each of calendar years 1999, 2000 and 2001, IBM shall notify Buyer whether or not it agrees with Buyer's calculation of the [...*...] for the previous calendar year. If IBM agrees with Buyer's calculation of the [...*...] for the previous calendar year, then the Buyer and the Sellers shall immediately prepare and execute a Disbursement Certificate in accordance with Section 2.1.2, below. If IBM disagrees with Buyer's calculation of the [...*...] for the previous calendar year, and IBM and Buyer cannot agree on such [...*...] within fifteen (15) days of notice of IBM's disagreement, then the Buyer and IBM shall mutually agree upon and appoint a nationally recognized accounting firm to determine the [...*...] for the previous calendar year, which determination the parties hereby agree shall be final and binding upon all parties.

2.1.2. From time to time, as specified herein, the Escrow Agent shall disburse from or otherwise deliver out of the Escrow to Buyer and Sellers, as the case may be, such funds from the Escrow Deposits as shall be specified in a Disbursement Certificate, each of which shall be substantially in the form of
Exhibit 1 (a "Disbursement Certificate").

2.1.3. Each executed Disbursement Certificate shall be completed by the party or parties executing such certificate with the following information:

-------------------
* CONFIDENTIAL TREATMENT REQUESTED

    (a) the amount of the Annual Buyer Distribution (calculated pursuant to Section 2.1.1 above); and

    (b) the amount of the Seller's Annual Earn-out Amount for each of CGI, Ferrandino and Sheridan to be disbursed.

2.2 TIME OF DISBURSEMENTS.

If the Escrow Agent receives a Disbursement Certificate, then the Escrow Agent shall make the disbursements required by such Disbursement Certificate on the second Business Day (or such other date as may be specified in the Disbursement Certificate) following receipt by the Escrow Agent of such Disbursement Certificate.

2.3 PROCEDURE FOR DISBURSEMENTS TO BUYER AND SELLERS.

All disbursements of funds to Buyer and Sellers from the Escrow Deposits by the Escrow Agent shall be made by wire transfer, in the case of CGI or Buyer, to the account specified in the Disbursement Certificate and in the case of Ferrandino or Sheridan, to:

    The Bryn Mawr Trust Company, as escrow agent under Escrow Agreement dated as of November 7, 1997 to which Ferrandino, Sheridan and Buyer are parties.
    801 Lancaster Avenue
    Bryn Mawr, PA 19010
    ABA Number:  031908485
    Account Number:  069-6964 for further credit to account number 07164-00
         Resources/Ferrandino/Sheridan Escrow Account

for the respective account of Ferrandino or Sheridan as the case may be. In each case, evidence of the wire transfer shall be delivered to the respective Seller on whose deposit the disbursement is to be drawn and to Buyer.

2.4   FINAL DISBURSEMENT TO BUYER.

Disbursement of any amounts remaining in the Escrow Deposits on termination of the Escrow shall be made to the Buyer after notice by Sellers to Escrow Agent, or upon entry of a decision by court of competent jurisdiction to the effect, that all required disbursements to the Sellers have been made.

                                     ARTICLE III

                                TERMINATION OF ESCROW

The Escrow and this Escrow Agreement shall terminate upon the earlier to occur of the following:

    (a)  disbursement of all Escrow Deposits hereunder;

    (b)  joint written direction from all of the Sellers and Buyer; or

    (c)  February 28, 2001;

provided, however, that notwithstanding the foregoing, the Escrow and this Escrow Agreement shall remain in effect until all required disbursements to the Sellers have been made and all disputed disbursements between Buyer and Sellers have been resolved and the Escrow Agent has disbursed all amounts held in the Escrow Accounts.

                                     ARTICLE IV

                                     SETTLEMENT

Anything to the contrary herein notwithstanding, the Escrow Agent may at any time disburse any portion of the CGI Deposit, the Ferrandino Deposit or of the Sheridan Deposits held by it hereunder as directed by a joint written direction from Buyer and CGI, Ferrandino or Sheridan, respectively, as the case may be.

                                     ARTICLE V

                                ESCROW AGENT'S DUTIES

5.1    STANDARD OF CARE.

The Escrow Agent undertakes to perform such duties and only such duties as are specifically set forth herein and to use the same degree of care and skill in its exercise as an ordinary prudent man would exercise or use under the circumstances in the conduct of his own affairs.

5.2    LIMITATION OF LIABILITY.

The Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth herein and no implied covenants or obligations shall be read into this

Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be liable for any error of judgment made in good faith by any of its officers, unless it shall be proved that the Escrow Agent was negligent in ascertaining the pertinent facts.

5.3  COUNSEL TO ESCROW AGENT.

The Escrow Agent may consult with counsel selected by the Escrow Agent and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered under this Escrow Agreement in good faith and in accordance with such advice or opinion of counsel.

5.4  RELIANCE.

In the absence of willful misconduct or negligence on its part, the Escrow Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any instrument or signature reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons.

5.5  RECEIPT OF NOTICES.

The Escrow Agent is hereby expressly authorized and directed to disregard any and all notices or warnings given by any of the parties hereto, or by any person or corporation, excepting the notices provided for in this Escrow Agreement.

                                     ARTICLE VI

                                SUCCESSOR ESCROW AGENT

In the event that the Escrow Agent shall resign or in the event that the Escrow Agent shall be removed by the mutual consent of Buyer and Sellers, a successor Escrow Agent shall be appointed by mutual agreement of Buyer and Sellers; provided, however, that failure to agree upon any successor Escrow Agent in the event of any vacancy shall not terminate this Escrow Agreement, and in such event Buyer shall have the right to appoint as successor Escrow Agent a national bank or trust company in good standing doing business within the City of Chicago which shall, upon acceptance thereof, be entitled to all the rights, powers and indemnities hereunder as if originally named herein. The Escrow Agent may resign at any time by giving written notice thereof to the other parties hereto, but such resignation shall not become effective until a successor Escrow Agent shall have been appointed and shall have accepted such appointment in writing. If an instrument of acceptance by a successor Escrow Agent shall not have been delivered to the Escrow Agent within thirty (30) days after the giving of such notice of resignation, the resigning Escrow Agent may, at the expense of Buyer, petition any court of competent jurisdiction for the appointment of a successor Escrow Agent.

                                  ARTICLE VII

                                    EXPENSES

7.1   ORDINARY EXPENSES AND CHARGES.

Buyer agrees to pay the Escrow Agent a fee according to the fee schedule attached hereto as Annex I. Fees are payable in advance as compensation for the ordinary administrative services to be rendered hereunder and Buyer agrees to pay all the expenses of the Escrow Agent, including the indemnity provided in
Section 7.3 hereof. To the extent such fees are not paid by Buyer, the foregoing shall be paid from the Escrow Account after written notice from the Escrow Agent to the Buyer.

7.2   ESCROW AGENT'S ATTORNEYS FEES.

Any attorneys fees incurred by Escrow Agent in connection with the performance of its duties and obligations under this Escrow Agreement shall be borne by Buyer.

7.3   INDEMNIFICATION.

Buyer agrees to indemnify the Escrow Agent and hold it harmless against all proper charges and expenses of the Escrow Agent, including reasonable charges and expenses of its counsel, in defending any action brought against it by reason of its acting as the Escrow Agent hereunder, unless it is determined in such action that the Escrow Agent acted in violation of its duties and obligations hereunder. The Escrow Agent costs and expenses of enforcing this right of indemnification also shall be paid by Buyer. This right of indemnification shall survive the termination of this Escrow Agreement, and the removal or resignation of the Escrow Agent.

7.4   CONTRIBUTION

Buyer and Sellers agree among themselves that, in the case when the Escrow Agent incurs attorney fees and costs because a Seller commences an action or threatens such action against the Escrow Agent and such Seller then agrees or is determined to have acted improperly or against whose interest the matter is decided, then such Seller or Sellers shall promptly reimburse the Buyer for any amounts paid by Buyer to the Escrow Agent pursuant to this Article VII together with interest on such amounts at the prime rate as from time to time published in The Wall Street Journal.

                                     ARTICLE VIII

                                INVESTMENT OF DEPOSITS

8.1    SEGREGATION OF DEPOSITS.

The Escrow Agent will invest the Escrow Deposit as one account.

8.2    INVESTMENT OF FUNDS.

8.2.1. The Escrow Agent will invest the amounts deposited hereunder in such securities or types of investments as Buyer shall direct in writing consistent with the investment guidelines attached hereto as Annex II. The parties acknowledge that the Escrow Agent shall not be responsible for any diminution in escrow funds due to the losses resulting from investments made pursuant to this Article VIII.

8.2.2. All costs incurred by Escrow Agent and fees charged by Escrow Agent in connection with the establishment of any brokerage accounts or administering any transactions through such accounts, other than those directly administered by Escrow Agent through Escrow Agent's own bond department shall be charged to the Escrow Deposit.

8.3    TAX MATTERS.

For Federal income tax purposes, to the extent permitted by law, income earned on or from the CGI Deposit, the Ferrandino Deposit or the Sheridan Deposit, respectively, shall be treated by the parties to this Escrow Agreement as income of CGI, Ferrandino or Sheridan, respectively, under
Section 468B(g) of the Internal Revenue Code of 1986, as amended, to the extent of 6.5% per annum and thereafter to Buyer. CGI, Ferrandino, Sheridan and Buyer will provide to the Escrow Agent such forms as are required to establish an exemption from backup withholding tax on the income of their respective Escrow Deposits.

                                     ARTICLE IX

                                      NOTICES

9.1    METHOD OF NOTICE.

Notices shall not be deemed to be given until actually received. All notices, requests, demands and other communications hereunder shall be in writing and shall be personally delivered or sent by facsimile transmission with confirming copy sent by overnight courier (such as Express Mail, Federal Express, etc.) and a delivery receipt obtained and addressed to the intended recipient as follows:

9.2  PLACE FOR DELIVERY OF NOTICES.

    (a)  If to Buyer:

         Alternative Resources Corporation
         100 Tri-State International
         Suite 300
         Lincolnshire, IL  60069
         Attn:  Richard Williams
         Telephone:  847-317-1000
         Facsimile:  847-317-1067

         IN EACH CASE WITH A COPY TO:

         McDermott, Will & Emery
         227 West Monroe Street
         Chicago, Illinois  60606-5096
         Attn:  Neal J. White, P.C.
         Telephone:  312-984-7579
         Facsimile:  312-984-3669

    (b)  If to CGI:

         Compagnie Generale d'Informatique
         c/o International Business Machines Corporation
         New Orchard Road
         Armonk, New York 10504
         Attn:  Lee A. Dayton
         Telephone:  914-499-7800
         Facsimile:  914-499-7803

         IN EACH CASE WITH A COPY TO:

         International Business Machines Corporation
         New Orchard Road
         Armonk, New York 10504
         Attn:  Donald D. Westfall
         Telephone:  914-499-4478
         Facsimile:  914-499-6006

    (c)  If to Ferrandino:

         Joseph R. Ferrandino
         2573 Crum Creek Drive
         Berwyn, PA  19312
         Attention:  Joseph R. Ferrandino
         Telephone:
         Facsimile:

         WITH A COPY TO:

         James D. Rosener
         Pepper, Hamilton & Scheetz
         1235 Westlakes Drive
         Berwyn, PA  19312
         Attention:  James D. Rosener
         Telephone:  610-640-7817
         Facsimile:  610-889-1839

    (d)  If to Sheridan:

         Thomas K. Sheridan
         191-05 35th Avenue
         Auburdale, NY  11358
         Attention:
         Telephone:
         Facsimile:

         WITH A COPY TO:

         James D. Rosener
         Pepper, Hamilton & Scheetz
         1235 Westlakes Drive
         Berwyn, PA  19312
         Attention:  James D. Rosener
         Telephone:  610-640-7817
         Facsimile:  610-889-1839

    (e)  If to the Escrow Agent, to:

         Harris Trust and Savings Bank
         311 West Monroe Street
         Chicago, Illinois  60606
         Attn:  Escrow Division, Marianne Tinerella
         Telephone:  312-461-2420
         Facsimile:  312-461-3525

9.3  CHANGE OF ADDRESS.

Any party may change its address for receiving notice by giving written notice to the others named above. All such notices shall be given as provided in
Section 9.1 and shall be effective immediately upon confirmation of facsimile or completion of personal delivery.

                                     ARTICLE X

                                  MISCELLANEOUS

10.1 ENTIRE AGREEMENT.

This Escrow Agreement, including Annexes I and II and the Exhibits delivered pursuant hereto constitute the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all other agreements and understandings among the parties.

10.2 PARTIES IN INTEREST.

This Escrow Agreement shall bind and inure to the benefit of the parties named herein, in each case with respect to the obligations and rights applicable to them, and their respective, successors.

10.3 COUNTERPARTS.

This Escrow Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

10.4 APPLICABLE LAW.

This Escrow Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Illinois. Should any provision of this Escrow Agreement be determined to be invalid, void or unenforceable by a court of competent jurisdiction for any reason, the remaining provisions shall remain in full force and effect.

10.5 AMENDMENT AND WAIVER.

No amendment or waiver of any provision of this Escrow Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.6 SEVERABILITY.

Any term or provision of this Escrow Agreement which is held invalid or unenforceable by a court of competent jurisdiction, shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the party intended to be benefitted by such provision and provisions of this Escrow Agreement.

10.7 HEADINGS.

The section and other headings contained in this Escrow Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

10.8 CURRENCY.

All references herein to dollars are to United States dollars.

                          [SIGNATURE PAGE FOLLOWS]

                         [SIGNATURE PAGE TO ESCROW AGREEMENT
                            DATED AS OF NOVEMBER 7, 1997]

IN WITNESS WHEREOF, the undersigned, have caused this Escrow Agreement to be executed as of the day and year first above written.


COMPAGNIE GENERALE                ALTERNATIVE RESOURCES
  d'INFORMATIQUE                    CORPORATION


By:______________________________   By:  ______________________________

Name:____________________________   Name:______________________________

Title:___________________________   Title:_____________________________


_________________________________   HARRIS TRUST AND SAVINGS BANK
Joseph R. Ferrandino              Escrow Agent


_________________________________    By:   ______________________________
Thomas K. Sheridan
                                     Name: ______________________________

                                     Title: ______________________________

                                                                  EXHIBIT 1

                             DISBURSEMENT CERTIFICATE


The undersigned hereby certifies and directs the Escrow Agent, pursuant to
Section 2.1 of the Escrow Agreement dated as of November 7, 1997 by and among Compagnie Generale d'Informatique ("CGI"), Joseph R. Ferrandino ("Ferrandino"), Thomas K. Sheridan ("Sheridan"), Alternative Resources Corporation ("Buyer") and Harris Trust and Savings (the "Escrow Agent"), to disburse and deliver:

    (a)  From the CGI Deposit:

         (i)  to CGI, an aggregate amount of $__________, and

         (ii) to Buyer, an aggregate amount of $_________;

    (b)  From the Ferrandino Deposit:

         (i)  to Ferrandino, an aggregate amount of $_____________, and

         (ii) to Buyer, an aggregate amount of $__________;

    (c)  From the Sheridan Deposit:

         (i)  to Sheridan, an aggregate amount of $_____________, and

         (ii) to Buyer, an aggregate amount of $_________.

    The disbursement(s) shall be paid by Escrow Agent by wire transfer in immediately available funds as follows:

         To CGI:
                 _______________
                 _______________
                 _______________
                 _______________

         To Buyer:
                 _______________
                 _______________
                 _______________
                 _______________

    To each of Ferrandino or Sheridan, to The Bryn Mawr Trust Company, as escrow agent, as set forth in Section 2.3.1 of the Escrow Agreement.

Capitalized terms used in this Certificate shall, unless otherwise defined herein, have the meanings ascribed to them in the Escrow Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this ___ day of __________, ____.

COMPAGNIE GENERALE                ALTERNATIVE RESOURCES
  d'INFORMATIQUE                    CORPORATION

By:______________________________   By:  ______________________________

Name:____________________________   Name:______________________________

Title:___________________________   Title:_____________________________



_________________________________   ____________________________________
    Joseph Ferrandino                       Thomas Sheridan

                                                              Annex I
                                                              -------


                            HARRIS TRUST AND SAVINGS BANK
                                ESCROW AGENT SERVICES
                                   SCHEDULE OF FEES


ACCEPTANCE FEE . . . . . . . . . . . . . . . . . . . . . . . . . . $    1,500
    .    in-house legal review of escrow document
    .    administrative review of documents
    .    establishment of appropriate accounts
    .    participate in pre-closing and closing

ANNUAL ADMINISTRATION FEE (per account). . . . . . . . . . . . . . $    2,500
    .    routine administrative functions under the agreement
    .    custody of investments

ACTIVITY FEES (per account)
    .    deposit, delivery of securities (per event) . . . . . . . $       35
    .    deposit of funds. . . . . . . . . . . . . . . . . . . . . $       20
    .    disbursements (checks, wires, etc.) . . . . . . . . . . . $       20
    .    disbursements (international wires) . . . . . . . . . . . $       40
    .    purchases, sales of individual securities (per event) . . $      100
    .    investment in selected money market funds . . . . . . . . $No charge
    .    asset/transaction report (per statement). . . . . . . . . $       10

OUT-OF-POCKET
         Additionally, the cost of items that can be directly allocated such as postage, telephone, overnight delivery, etc. incurred during the routine administration of the agreement will be billed separately.
         All reasonable outside legal fees will be billed as incurred.

Acceptance of the appointment as escrow agent is contingent upon our mutual agreement to and execution of an escrow document.

The foregoing schedule was designed to apply to Escrow Agent appointments which require the usual amount of responsibility, time and attention. Fees are subject to our review and acceptance of the governing documentation, and to reasonable adjustment as changes in laws, procedures, or costs of doing business demand. If in any specific situation, the agent's duties and responsibilities are greater than customary or additional work becomes necessary because of the imposition of governmental legislation or regulation, we reserve the right to adjust our fees. Fees for services not specifically covered in this schedule will be assessed in an amount commensurate with the services rendered. The acceptance fee and first year's administration fee are billed at closing.

                                       ANNEX II
                                          to
                                   ESCROW AGREEMENT
                                     relating to
                                PERMITTED INVESTMENTS



I. Debt instruments of any federal or state government or agency or political subdivision thereof;

II. Debt instruments of any corporation rated by Standard & Poors as BB or better or by Moody's Investors Service as B or better;

III. Equity securities in the S&P 500 or which otherwise have a market capitalization in excess of $1,000,000,000;

IV.  Money market instruments;

V.   Mutual funds investing in any of the foregoing.